                          SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (this  "Agreement"),  dated as of February 6,
2003, by and among iDial Networks, Inc., a Nevada corporation, with headquarters located at 10800 East Bethany  Drive,  Suite 380,  Denver,  Colorado  80014 (the
"Company"),  and each of the purchasers set forth on the signature  pages hereto
(the "Buyers").

     WHEREAS:

A.   The Company and the Buyers are executing and  delivering  this Agreement in reliance upon the exemption from  securities  registration  afforded by the rules and  regulations as  promulgated by the United States  Securities and
     Exchange  Commission  (the  "SEC")  under the  Securities  Act of 1933,  as amended (the "1933 Act");

B.   Buyers desire to purchase and the Company  desires to issue and sell,  upon the terms and conditions  set forth in this  Agreement (i) 12%  convertible debentures of the Company,  in the form attached  hereto as Exhibit "A", in the aggregate  principal  amount of Seven Hundred  Fifty  Thousand  Dollars
     ($750,000) (together with any debenture(s) issued in replacement thereof or as a dividend  thereon or otherwise with respect thereto in accordance with the terms thereof,  the  "Debentures"),  convertible  into shares of common stock, par value $.005 per share, of the Company (the "Common Stock"), upon the terms and subject to the  limitations  and conditions set forth in such
     Debentures and (ii) warrants,  in the form attached  hereto as Exhibit "B", to purchase Two Million Two Hundred Fifty  Thousand  (2,250,000)  shares of
     Common Stock (the "Warrants").

C.   Each Buyer wishes to purchase, upon the terms and conditions stated in this
     Agreement, such principal amount of Debentures and number of Warrants as is set forth immediately below its name on the signature pages hereto; and

D.   Contemporaneous  with the  execution  and delivery of this  Agreement,  the
     parties  hereto  are  executing  and   delivering  a  Registration   Rights
     Agreement,  in the form attached  hereto as Exhibit "C" (the  "Registration
     Rights  Agreement"),  pursuant  to which the  Company has agreed to provide
     certain   registration  rights  under  the  1933  Act  and  the  rules  and regulations promulgated thereunder, and applicable state securities laws.

NOW  THEREFORE,  the Company and each of the Buyers  severally (and not jointly)
     hereby agree as follows:

1.   PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

     a.   Purchase of Debentures  and Warrants.  On the Closing Date (as defined below),  the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company such principal amount of
          Debentures  and number of Warrants as is set forth  immediately  below such Buyer's name on the signature pages hereto.

     b.   Form of Payment.  On the Closing  Date (as  defined  below),  (i) each
          Buyer shall pay the purchase price for the Debentures and the Warrants to be issued and sold to it at the  Closing  (as  defined  below) (the
          "Purchase  Price") by wire transfer of immediately  available funds to
          the  Company,   in  accordance  with  the  Company's   written  wiring
          instructions,  against  delivery of the  Debentures  in the  principal amount  equal to the  Purchase  Price and the number of Warrants as is set forth  immediately  below such Buyer's name on the signature pages hereto,  and  (ii) the  Company  shall  deliver  such  Debentures  and
          Warrants  duly  executed  on behalf  of the  Company,  to such  Buyer, against delivery of such Purchase Price.

     c.   Closing Date.  Subject to the  satisfaction (or written waiver) of the conditions  thereto  set forth in Section 6 and  Section 7 below,  the date  and time of the  issuance  and  sale of the  Debentures  and the
          Warrants  pursuant to this  Agreement  (the  "Closing  Date") shall be
          12:00 noon,  Eastern  Standard  Time on February 6, 2003 or such other
          mutually   agreed  upon  time.   The   closing  of  the   transactions
          contemplated  by this  Agreement  (the  "Closing")  shall occur on the
          Closing Date at such location as may be agreed to by the parties.

2.   BUYERS'  REPRESENTATIONS  AND  WARRANTIES.  Each Buyer  severally  (and not jointly)  represents  and  warrants to the Company  solely as to such Buyer that:

     a.   Investment Purpose. As of the date hereof, the Buyer is purchasing the
          Debentures and the shares of Common Stock issuable upon  conversion of
          or  otherwise   pursuant  to  the   Debentures   (including,   without
          limitation,  such  additional  shares of Common Stock,  if any, as are issuable  (i) on  account of  interest  on the  Debentures,  (ii) as a result of the  events  described  in  Sections  1.3 and  1.4(g) of the
          Debentures and Section 2(c) of the  Registration  Rights  Agreement or
          (iii) in payment of the Standard Liquidated Damages Amount (as defined in Section  2(f)  below)  pursuant to this  Agreement,  such shares of
          Common Stock being collectively  referred to herein as the "Conversion
          Shares") and the Warrants and the shares of Common Stock issuable upon exercise  thereof (the  "Warrant  Shares" and,  collectively  with the
          Debentures,  Warrants and Conversion Shares, the "Securities") for its
          own  account  and not with a present  view  towards the public sale or distribution thereof,  except pursuant to sales registered or exempted from  registration  under the 1933  Act;  provided,  however,  that by making the  representations  herein,  the Buyer does not agree to hold any of the  Securities  for any  minimum  or other  specific  term and reserves  the  right  to  dispose  of the  Securities  at any  time in accordance  with  or  pursuant  to  a  registration  statement  or  an exemption under the 1933 Act.

     b.   Accredited  Investor Status. The Buyer is an "accredited  investor" as that term is defined in Rule 501(a) of  Regulation  D (an  "Accredited
          Investor").

     c.   Reliance on Exemptions.  The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the  registration  requirements  of United  States  federal  and state securities  laws and that the  Company is  relying  upon the truth and accuracy of, and the Buyer's  compliance  with,  the  representations, warranties,  agreements,  acknowledgments  and  understandings  of the
          Buyer set forth herein in order to determine the  availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

     d.   Information. The Buyer and its advisors, if any, have been, and for so long as the Debentures and Warrants remain  outstanding  will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials  relating to the offer and sale of the  Securities  which have been requested by the Buyer or its advisors.  The Buyer and its advisors,  if any, have been,  and for so long as the Debentures and Warrants remain  outstanding  will continue to be,  afforded  the  opportunity  to ask  questions  of the Company.
          Notwithstanding  the  foregoing,  the Company has not disclosed to the
          Buyer any material  nonpublic  information  and will not disclose such information  unless such  information is disclosed to the public prior to or promptly  following such  disclosure to the Buyer.  Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its  advisors  or  representatives  shall  modify,  amend or affect  Buyer's  right to rely on the  Company's  representations  and warranties  contained in Section 3 below.  The Buyer  understands that its  investment in the  Securities  involves a  significant  degree of risk.

     e.   Governmental  Review.  The Buyer  understands  that no  United  States federal or state agency or any other government or governmental agency has  passed  upon or made any  recommendation  or  endorsement  of the
          Securities.

     f.   Transfer or Re-sale. The Buyer understands that (i) except as provided in the  Registration  Rights  Agreement,  the sale or  re-sale  of the
          Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred  unless  (a)  the  Securities  are  sold  pursuant  to  an effective  registration  statement  under the 1933 Act,  (b) the Buyer shall have  delivered  to the Company an opinion of counsel that shall be in form,  substance and scope  customary for opinions of counsel in comparable  transactions  to the effect that the Securities to be sold or  transferred  may be sold or  transferred  pursuant to an exemption from  such  registration,  which  opinion  shall  be  accepted  by the
          Company,  (c) the Securities are sold or transferred to an "affiliate"
          (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule)  ("Rule  144"))  of the Buyer  who  agrees to sell or  otherwise transfer the Securities  only in accordance with this Section 2(f) and who is an Accredited Investor, (d) the Securities are sold pursuant to
          Rule 144, or (e) the  Securities  are sold  pursuant to  Regulation  S under the 1933 Act (or a successor  rule)  ("Regulation  S"),  and the
          Buyer shall have  delivered  to the Company an opinion of counsel that shall be in form,  substance  and  scope  customary  for  opinions  of counsel in corporate transactions,  which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule
          144 may be made  only in  accordance  with the  terms of said Rule and further,  if  said  Rule  is  not  applicable,  any  re-sale  of  such
          Securities  under  circumstances  in which the  seller  (or the person through whom the sale is made) may be deemed to be an underwriter  (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the
          SEC thereunder;  and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state  securities  laws or to comply with the terms and conditions of any exemption  thereunder (in each case, other than pursuant to the
          Registration  Rights  Agreement).  Notwithstanding  the  foregoing  or anything else contained herein to the contrary,  the Securities may be pledged as collateral in connection with a bona fide margin account or other  lending  arrangement.  In the event that the  Company  does not accept the opinion of counsel  provided  by the Buyer with  respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or  Regulation  S, within three (3) business  days of delivery of the opinion to the Company,  the Company  shall pay to the
          Buyer  liquidated  damages of three  percent  (3%) of the  outstanding amount of the Debentures per month plus accrued and unpaid interest on the Debentures,  prorated for partial months, in cash or shares at the option of the Buyer ("Standard  Liquidated  Damages  Amount").  If the
          Buyer  elects to be paid the  Standard  Liquidated  Damages  Amount in shares of Common Stock,  such shares shall be issued at the Conversion
          Price at the time of payment.

     g.   Legends.  The Buyer  understands  that the Debentures and the Warrants and, until such time as the Conversion  Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration
          Rights  Agreement  or  otherwise  may be sold  pursuant to Rule 144 or
          Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion
          Shares  and  Warrant   Shares  may  bear  a   restrictive   legend  in
          substantially  the following  form (and a  stop-transfer  order may be placed against transfer of the certificates for such Securities):

               "The  securities  represented by this  certificate  have not been registered  under the  Securities  Act of 1933,  as amended.  The securities  may  not be  sold,  transferred  or  assigned  in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form,  substance and
               scope   customary   for   opinions   of  counsel  in   comparable
               transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 or Regulation S under said Act."

               The legend set forth above shall be removed and the Company shall issue a  certificate  without  such  legend to the  holder of any
               Security upon which it is stamped,  if, unless otherwise required by  applicable  state  securities  laws,  (a)  such  Security  is registered  for sale under an  effective  registration  statement filed  under the 1933 Act or  otherwise  may be sold  pursuant to
               Rule 144 or Regulation S without any restriction as to the number
               of  securities  as  of  a  particular   date  that  can  then  be
               immediately sold, or (b) such holder provides the Company with an opinion of counsel,  in form,  substance and scope  customary for opinions  of counsel in  comparable  transactions,  to the effect that a  public  sale or  transfer  of such  Security  may be made without  registration  under the 1933 Act, which opinion shall be accepted  by the Company so that the sale or transfer is effected
               or  (c)  such  holder   provides  the  Company  with   reasonable
               assurances that such Security can be sold pursuant to Rule 144 or
               Regulation S. The Buyer agrees to sell all Securities,  including those  represented by a certificate(s)  from which the legend has been removed,  in compliance with applicable  prospectus delivery requirements, if any.

     h.   Authorization; Enforcement. This Agreement and the Registration Rights
          Agreement  have been duly and validly  authorized.  This Agreement has been duly  executed  and  delivered  on behalf of the Buyer,  and this
          Agreement constitutes, and upon execution and delivery by the Buyer of the  Registration  Rights  Agreement,  such agreement will constitute, valid and binding  agreements of the Buyer  enforceable  in accordance with their terms.

     i.   Residency.  The  Buyer is a  resident  of the  jurisdiction  set forth immediately below such Buyer's name on the signature pages hereto.

3.   REPRESENTATIONS  AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to each Buyer that:

     a.   Organization   and   Qualification.   The  Company  and  each  of  its
          Subsidiaries  (as  defined  below),  if  any,  is a  corporation  duly organized, validly existing and in good standing under the laws of the jurisdiction  in  which  it  is  incorporated,  with  full  power  and authority  (corporate  and other) to own,  lease,  use and operate its properties  and to carry  on its  business  as and  where  now  owned, leased, used, operated and conducted.  Schedule 3(a) sets forth a list of all of the  Subsidiaries  of the  Company and the  jurisdiction  in which each is  incorporated.  The Company and each of its Subsidiaries is duly  qualified as a foreign  corporation  to do business and is in good standing in every  jurisdiction  in which its ownership or use of property  or the  nature of the  business  conducted  by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material  Adverse Effect.  "Material
          Adverse  Effect"  means any material  adverse  effect on the business, operations, assets, financial condition or prospects of the Company or its  Subsidiaries,  if any, taken as a whole,  or on the  transactions contemplated  hereby or by the agreements or instruments to be entered into in connection  herewith.  "Subsidiaries" means any corporation or other organization,  whether incorporated or unincorporated,  in which the  Company  owns,  directly  or  indirectly,  any  equity  or  other ownership interest.

     b.   Authorization;   Enforcement.   (i)  The  Company  has  all  requisite
          corporate   power  and  authority  to  enter  into  and  perform  this
          Agreement,  the Registration Rights Agreement,  the Debentures and the
          Warrants and to consummate the  transactions  contemplated  hereby and thereby  and to issue the  Securities,  in  accordance  with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement,  the Debentures and the Warrants by
          the  Company  and  the   consummation   by  it  of  the   transactions
          contemplated  hereby and thereby  (including without  limitation,  the issuance of the  Debentures  and the  Warrants  and the  issuance  and reservation  for issuance of the Conversion  Shares and Warrant Shares
          issuable  upon   conversion  or  exercise   thereof)  have  been  duly
          authorized by the Company's  Board of Directors and no further consent or  authorization  of the  Company,  its  Board of  Directors,  or its
          shareholders is required,  (iii) this Agreement has been duly executed and  delivered by the Company by its  authorized  representative,  and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this
          Agreement constitutes,  and upon execution and delivery by the Company of the Registration Rights Agreement, the Debentures and the Warrants,
          each of such instruments will constitute,  a legal,  valid and binding
          obligation  of  the  Company   enforceable   against  the  Company  in
          accordance with its terms.

     c.   Capitalization. As of the date hereof, the authorized capital stock of the Company  consists of (i)  500,000,000  shares of Common Stock,  of which  106,442,055  shares are issued and  outstanding,  no shares are reserved for issuance  pursuant to the  Company's  stock option plans,
          167,000 shares are reserved for issuance pursuant to securities (other than the Debentures and the Warrants)  exercisable for, or convertible into or exchangeable for shares of Common Stock and 104,500,000 shares are reserved for issuance upon  conversion of the  Debentures  and the
          Additional Debentures (as defined in Section 4(l)) and exercise of the
          Warrants  and the  Additional  Warrants  (as defined in Section  4(l))
          (subject to adjustment pursuant to the Company's covenant set forth in
          Section 4(h) below); and (ii) 30,000,000 shares of preferred stock, of which no shares are issued and  outstanding.  All of such  outstanding
          shares  of  capital   stock  are,  or  upon  issuance  will  be,  duly
          authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to  preemptive  rights or any other similar rights of the  shareholders  of the Company or any liens or  encumbrances  imposed through the actions or failure to act of the
          Company.  Except as disclosed in Schedule  3(c),  as of the  effective date  of  this  Agreement,  (i)  there  are  no  outstanding  options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal,  agreements,  understandings,  claims or other commitments or rights of any  character  whatsoever  relating  to, or  securities  or rights  convertible  into or  exchangeable  for any  shares of capital stock of the Company or any of its  Subsidiaries,  or  arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional  shares of capital stock of the Company or any of its
          Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its  Subsidiaries  is  obligated to register the sale of any of its or their  securities under the 1933 Act (except the
          Registration Rights Agreement) and (iii) there are no anti-dilution or price  adjustment  provisions  contained in any security issued by the
          Company (or in any  agreement  providing  rights to security  holders)
          that  will  be  triggered  by  the  issuance  of the  Debentures,  the
          Warrants,  the Conversion  Shares or Warrant  Shares.  The Company has
          furnished  to the  Buyer  true and  correct  copies  of the  Company's
          Articles of Incorporation  as in effect on the date hereof  ("Articles of  Incorporation"),  the Company's By-laws,  as in effect on the date hereof (the  "By-laws"),  and the terms of all securities  convertible into or  exercisable  for Common Stock of the Company and the material rights of the holders  thereof in respect  thereto.  The Company shall provide the Buyer with a written update of this representation  signed by the Company's Chief Executive or Chief Financial  Officer on behalf of the Company as of the Closing Date.

     d.   Issuance of Shares.  The Conversion Shares and Warrant Shares are duly authorized  and reserved  for issuance  and,  upon  conversion  of the
          Debentures  and  exercise  of the  Warrants in  accordance  with their
          respective   terms,   will  be   validly   issued,   fully   paid  and
          non-assessable,   and  free  from  all   taxes,   liens,   claims  and
          encumbrances  with  respect  to the  issue  thereof  and  shall not be subject to preemptive  rights or other similar rights of  shareholders of the Company and will not impose personal  liability upon the holder thereof.

     e.   Acknowledgment of Dilution.  The Company  understands and acknowledges the potentially  dilutive effect to the Common Stock upon the issuance of the  Conversion  Shares and Warrant  Shares upon  conversion of the
          Debenture   or  exercise  of  the   Warrants.   The  Company   further
          acknowledges  that its  obligation  to  issue  Conversion  Shares  and
          Warrant  Shares upon  conversion of the  Debentures or exercise of the
          Warrants in accordance  with this  Agreement,  the  Debentures and the
          Warrants is absolute  and  unconditional  regardless  of the  dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

     f.   No  Conflicts.  The  execution,   delivery  and  performance  of  this
          Agreement,  the Registration Rights Agreement,  the Debentures and the
          Warrants  by the Company  and the  consummation  by the Company of the transactions  contemplated  hereby  and  thereby  (including,  without
          limitation,   the  issuance  and   reservation  for  issuance  of  the
          Conversion  Shares and Warrant  Shares) will not (i) conflict  with or
          result  in  a  violation   of  any   provision   of  the  Articles  of
          Incorporation  or By-laws or (ii) violate or conflict  with, or result in a breach of any  provision of, or constitute a default (or an event which  with  notice or lapse of time or both  could  become a default)
          under,  or  give to  others  any  rights  of  termination,  amendment, acceleration or  cancellation  of, any agreement,  indenture,  patent, patent  license  or  instrument  to which  the  Company  or any of its
          Subsidiaries  is a party,  or (iii)  result in a violation of any law, rule,  regulation,  order,  judgment or decree (including  federal and
          state   securities   laws  and  regulations  and  regulations  of  any
          self-regulatory  organizations  to which the Company or its securities are subject)  applicable to the Company or any of its  Subsidiaries or by  which  any  property  or  asset  of  the  Company  or  any  of its
          Subsidiaries  is  bound  or  affected   (except  for  such  conflicts,
          defaults, terminations,  amendments, accelerations,  cancellations and violations  as would not,  individually  or in the  aggregate,  have a
          Material  Adverse  Effect).   Neither  the  Company  nor  any  of  its
          Subsidiaries is in violation of its Articles of Incorporation, By-laws or other  organizational  documents and neither the Company nor any of its  Subsidiaries  is in default (and no event has occurred which with notice or lapse of time or both  could put the  Company  or any of its
          Subsidiaries in default) under, and neither the Company nor any of its
          Subsidiaries  has taken any action or failed to take any  action  that
          would   give  to  others  any   rights  of   termination,   amendment,
          acceleration   or  cancellation   of,  any  agreement,   indenture  or
          instrument to which the Company or any of its  Subsidiaries is a party or by which  any  property  or  assets  of the  Company  or any of its
          Subsidiaries  is bound or affected,  except for  possible  defaults as would not,  individually or in the aggregate,  have a Material Adverse
          Effect.  The businesses of the Company and its  Subsidiaries,  if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the  Securities,  in  violation  of any law,  ordinance or
          regulation  of  any  governmental   entity.   Except  as  specifically
          contemplated  by this Agreement and as required under the 1933 Act and any applicable  state  securities laws, the Company is not required to obtain any consent,  authorization  or order of, or make any filing or registration with, any court,  governmental agency, regulatory agency, self  regulatory  organization  or stock  market or any third party in order for it to  execute,  deliver or perform  any of its  obligations
          under  this  Agreement,   the  Registration   Rights  Agreement,   the
          Debentures  or the  Warrants in  accordance  with the terms  hereof or thereof or to issue and sell the Debentures and Warrants in accordance with  the  terms  hereof  and to  issue  the  Conversion  Shares  upon conversion of the  Debentures  and the Warrant Shares upon exercise of the  Warrants.  Except as disclosed in Schedule  3(f),  all  consents, authorizations, orders, filings and registrations which the Company is required  to  obtain  pursuant  to the  preceding  sentence  have been obtained or effected  on or prior to the date  hereof.  The Company is not in violation of the listing  requirements of the  Over-the-Counter
          Bulletin Board (the "OTCBB") and does not reasonably  anticipate  that the Common  Stock  will be  delisted  by the OTCBB in the  foreseeable future.  The Company and its  Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

     g.   SEC Documents;  Financial Statements.  Except as disclosed in Schedule
          3(g),  the Company has timely  filed all  reports,  schedules,  forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting  requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all  exhibits  included  therein and  financial statements and schedules thereto and documents (other than exhibits to such documents)  incorporated by reference therein,  being hereinafter referred to herein as the "SEC Documents").  The Company has delivered to each Buyer true and complete  copies of the SEC  Documents,  except for such exhibits and incorporated  documents.  As of their respective dates,  the SEC Documents  complied in all material  respects with the requirements  of the 1934 Act and the rules and regulations of the SEC promulgated  thereunder  applicable to the SEC Documents,  and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact  required to be stated  therein or necessary in order to make the statements  therein,  in light of the  circumstances  under which they were made, not misleading. None of the statements made in any such SEC
          Documents  is, or has been,  required  to be amended or updated  under applicable  law (except for such  statements  as have been  amended or updated in  subsequent  filings  prior the date  hereof).  As of their respective dates, the financial  statements of the Company included in the SEC  Documents  complied as to form in all material  respects with
          applicable  accounting   requirements  and  the  published  rules  and
          regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted
          accounting  principles,   consistently  applied,  during  the  periods
          involved  (except (i) as may be otherwise  indicated in such financial statements  or the  notes  thereto,  or (ii) in the case of  unaudited interim  statements,  to the extent they may not include  footnotes or may be  condensed  or summary  statements)  and fairly  present in all material respects the consolidated  financial  position of the Company and its  consolidated  Subsidiaries  as of the dates  thereof  and the consolidated  results  of  their  operations  and cash  flows  for the periods then ended (subject, in the case of unaudited  statements,  to normal  year-end  audit  adjustments).  Except  as  set  forth  in the financial statements of the Company included in the SEC Documents, the
          Company has no  liabilities,  contingent or otherwise,  other than (i)
          liabilities  incurred in the ordinary course of business subsequent to
          December 31, 2001 and (ii) obligations under contracts and commitments incurred in the ordinary  course of business  and not  required  under generally  accepted  accounting  principles  to be  reflected  in such financial statements, which, individually or in the aggregate, are not material  to the  financial  condition  or  operating  results  of the
          Company.

     h.   Absence  of Certain  Changes.  Except as set forth in  Schedule  3(h),
          Since December 31, 2001, there has been no material adverse change and no material adverse development in the assets, liabilities,  business, properties,  operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries.

     i.   Absence of Litigation.  There is no action,  suit, claim,  proceeding, inquiry  or  investigation  before  or by  any  court,  public  board, government agency, self-regulatory organization or body pending or, to the  knowledge of the Company or any of its  Subsidiaries,  threatened against or affecting the Company or any of its Subsidiaries,  or their officers or  directors  in their  capacity as such,  that could have a
          Material  Adverse  Effect.  Schedule 3(i) contains a complete list and summary description of any pending or threatened proceeding against or affecting the Company or any of its  Subsidiaries,  without  regard to whether it would have a Material  Adverse Effect.  The Company and its
          Subsidiaries  are  unaware of any facts or  circumstances  which might give rise to any of the foregoing.

     j.   Patents, Copyrights, etc.

          (i)  The Company and each of its  Subsidiaries  owns or possesses  the
               requisite   licenses  or  rights  to  use  all  patents,   patent
               applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule  3(j) hereof,  to the best of the Company's knowledge,  as  presently  contemplated  to be  operated  in  the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge  threatened, which challenges the right of the Company or of a Subsidiary with respect to any  Intellectual  Property  necessary to enable it to conduct its business as now operated (and, except as set forth in
               Schedule 3(j) hereof, to the best of the Company's knowledge,  as presently contemplated to be operated in the future); to the best of the Company's  knowledge,  the Company's or its  Subsidiaries'
               current and  intended  products,  services  and  processes do not infringe on any Intellectual Property or other rights held by any person;  and the Company is unaware of any facts or circumstances which  might give rise to any of the  foregoing.  The Company and each of its Subsidiaries have taken reasonable  security measures to  protect  the  secrecy,  confidentiality  and  value  of their
               Intellectual Property.

          (ii) All of the Company's computer software and computer hardware, and other  similar or related  items of  automated,  computerized  or software systems that are used or relied on by the Company in the conduct of its  business or that were,  or  currently  are being, sold or  licensed  by the  Company  to  customers  (collectively,
               "Information Technology"),  are Year 2000 Compliant. For purposes of this  Agreement,  the term "Year 2000 Compliant"  means,  with
               respect  to  the  Company's  Information  Technology,   that  the
               Information  Technology  is designed to be used prior to,  during and after the calendar Year 2000, and the Information  Technology used  during  each  such time  period  will  accurately  receive, provide  and  process  date and  time  data  (including,  but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and
               2000, and leap-year calculations, and will not malfunction, cease to function,  or provide invalid or incorrect results as a result of the date or time data,  to the extent  that other  information technology,  used in combination with the Information Technology, properly  exchanges  date and time data with it. The  Company has delivered to the Buyers true and correct  copies of all analyses,
               reports,   studies  and  similar  written  information,   whether
               prepared by the Company or another party, relating to whether the
               Information Technology is Year 2000 Compliant, if any.

     k.   No Materially Adverse  Contracts,  Etc. Neither the Company nor any of
          its  Subsidiaries is subject to any charter,  corporate or other legal restriction,  or any judgment, decree, order, rule or regulation which in the  judgment of the  Company's  officers has or is expected in the future to have a Material Adverse Effect.  Neither the Company nor any of its  Subsidiaries  is a party to any contract or agreement which in the  judgment of the  Company's  officers has or is expected to have a
          Material Adverse Effect.

     l.   Tax Status. Except as set forth on Schedule 3(l), the Company and each of its Subsidiaries  has made or filed all federal,  state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the  Company  and each of its  Subsidiaries  has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported  taxes)  and has  paid all  taxes  and  other  governmental assessments  and  charges  that  are  material  in  amount,  shown  or determined to be due on such returns, reports and declarations, except those  being  contested  in good  faith and has set aside on its books provisions  reasonably  adequate  for the  payment  of all  taxes  for periods  subsequent to the periods to which such  returns,  reports or declarations  apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers  of the  Company  know of no basis  for any such  claim.  The
          Company  has not  executed a waiver  with  respect  to the  statute of limitations  relating to the  assessment or collection of any foreign, federal,  state or local tax.  Except as set forth on  Schedule  3(l), none of the  Company's  tax returns is presently  being audited by any taxing authority.

     m.   Certain Transactions.  Except as set forth on Schedule 3(m) and except for arm's length transactions  pursuant to which the Company or any of its  Subsidiaries  makes  payments in the ordinary  course of business upon  terms  no  less  favorable  than  the  Company  or  any  of  its
          Subsidiaries  could obtain from third parties and other than the grant of stock  options  disclosed on Schedule  3(c),  none of the officers, directors,  or  employees  of the Company is  presently a party to any transaction  with the Company or any of its  Subsidiaries  (other than for services as  employees,  officers and  directors),  including  any contract,  agreement or other arrangement providing for the furnishing of  services  to or by,  providing  for  rental  of real  or  personal property to or from,  or otherwise  requiring  payments to or from any officer,  director  or  such  employee  or,  to the  knowledge  of the
          Company, any corporation,  partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     n.   Disclosure.  All information  relating to or concerning the Company or any of its  Subsidiaries  set forth in this  Agreement and provided to the Buyers pursuant to Section 2(d) hereof and otherwise in connection with the transactions  contemplated  hereby is true and correct in all material  respects  and the  Company  has not  omitted  to  state  any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.  No event or  circumstance  has  occurred  or exists  with respect  to the  Company  or any of its  Subsidiaries  or its or their business, properties,  prospects,  operations or financial conditions, which,  under  applicable  law, rule or  regulation,  requires  public disclosure  or  announcement  by the Company but which has not been so publicly  announced or disclosed  (assuming  for this purpose that the
          Company's reports filed under the 1934 Act are being incorporated into an effective  registration  statement  filed by the Company  under the
          1933 Act).

     o.   Acknowledgment  Regarding Buyers' Purchase of Securities.  The Company
          acknowledges  and agrees  that the  Buyers  are  acting  solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a  financial  advisor or  fiduciary  of the
          Company (or in any similar  capacity)  with respect to this  Agreement and the transactions contemplated hereby and any statement made by any
          Buyer  or  any  of  their  respective  representatives  or  agents  in connection  with  this  Agreement  and the  transactions  contemplated hereby is not advice or a recommendation  and is merely  incidental to the Buyers' purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

     p.   No  Integrated   Offering.   Neither  the  Company,  nor  any  of  its
          affiliates, nor any person acting on its or their behalf, has directly or  indirectly  made any offers or sales in any  security or solicited any offers to buy any security under  circumstances that would require registration  under the 1933 Act of the issuance of the  Securities to the Buyers.  The issuance of the  Securities to the Buyers will not be integrated with any other issuance of the Company's  securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

     q.   No Brokers.  The Company has taken no action  which would give rise to any claim by any person for brokerage commissions, transaction fees or similar  payments  relating  to  this  Agreement  or the  transactions contemplated hereby.

     r.   Permits;  Compliance.  The Company and each of its  Subsidiaries is in
          possession  of  all  franchises,  grants,  authorizations,   licenses,
          permits, easements,  variances,  exemptions,  consents,  certificates,
          approvals  and  orders   necessary  to  own,  lease  and  operate  its
          properties  and to carry on its business as it is now being  conducted
          (collectively,  the "Company Permits"), and there is no action pending or, to the knowledge of the Company,  threatened  regarding suspension or cancellation of any of the Company Permits. Neither the Company nor
          any  of  its  Subsidiaries  is in  conflict  with,  or in  default  or violation  of,  any  of the  Company  Permits,  except  for  any  such conflicts,  defaults  or  violations  which,  individually  or in  the aggregate, would not reasonably be expected to have a Material Adverse
          Effect.  Since  December 31, 2001,  neither the Company nor any of its
          Subsidiaries  has received any  notification  with respect to possible conflicts,  defaults or  violations  of  applicable  laws,  except for notices relating to possible conflicts,  defaults or violations, which conflicts,  defaults or violations  would not have a Material  Adverse
          Effect.

     s.   Environmental Matters.

          (i)  Except as set forth in Schedule 3(s), there are, to the Company's knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company,  no past or present violations of  Environmental  Laws  (as  defined  below),  releases  of  any
               material    into   the    environment,    actions,    activities,
               circumstances,  conditions,  events,  incidents,  or  contractual obligations  which may give rise to any common law  environmental liability or any liability under the Comprehensive  Environmental
               Response,  Compensation  and  Liability  Act of 1980  or  similar federal, state, local or foreign laws and neither the Company nor any of its  Subsidiaries  has received any notice with respect to any  of the  foregoing,  nor is any  action  pending  or,  to the
               Company's  knowledge,  threatened in  connection  with any of the foregoing.  The term  "Environmental  Laws"  means  all  federal, state,  local or foreign laws relating to pollution or protection
               of  human   health  or  the   environment   (including,   without
               limitation, ambient air, surface water, groundwater, land surface
               or  subsurface  strata),  including,   without  limitation,  laws
               relating  to  emissions,   discharges,   releases  or  threatened
               releases  of  chemicals,  pollutants  contaminants,  or  toxic or
               hazardous   substances   or  wastes   (collectively,   "Hazardous
               Materials")  into the environment,  or otherwise  relating to the manufacture,  processing,  distribution, use, treatment, storage, disposal,  transport or handling of Hazardous Materials,  as well as all authorizations, codes, decrees, demands or demand letters, injunctions,  judgments,  licenses,  notices  or notice  letters,
               orders,   permits,   plans  or   regulations   issued,   entered,
               promulgated or approved thereunder.

          (ii) Other than those that are or were stored,  used or disposed of in compliance  with  applicable  law,  no  Hazardous  Materials  are contained on or about any real property  currently owned,  leased or  used  by the  Company  or any  of  its  Subsidiaries,  and no
               Hazardous  Materials  were released on or about any real property previously  owned,  leased or used by the  Company  or any of its
               Subsidiaries  during the period the property was owned, leased or used by the  Company  or any of its  Subsidiaries,  except in the normal  course  of the  Company's  or  any  of its  Subsidiaries'
               business.

          (iii)Except as set forth in Schedule  3(s),  there are no  underground storage tanks on or under any real property owned, leased or used by  the  Company  or  any of its  Subsidiaries  that  are  not in compliance with applicable law.

     t.   Title to  Property.  The  Company and its  Subsidiaries  have good and marketable  title  in fee  simple  to all real  property  and good and marketable  title to all  personal  property  owned  by them  which is material to the business of the Company and its Subsidiaries,  in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(t) or such as would not have a Material
          Adverse  Effect.  Any real property and facilities held under lease by the  Company  and its  Subsidiaries  are  held by  them  under  valid, subsisting and  enforceable  leases with such  exceptions as would not have a Material Adverse Effect.

     u.   Insurance.  The  Company and each of its  Subsidiaries  are insured by insurers of recognized  financial  responsibility  against such losses and risks and in such amounts as management of the Company believes to be prudent and  customary in the  businesses  in which the Company and its  Subsidiaries  are  engaged.  Neither  the  Company  nor any  such
          Subsidiary has any reason to believe that it will not be able to renew its existing  insurance  coverage as and when such coverage expires or to obtain similar  coverage from similar  insurers as may be necessary to  continue  its  business  at a cost that  would not have a Material
          Adverse  Effect.  The Company  has  provided to Buyer true and correct copies of all policies relating to directors' and officers'  liability coverage,  errors  and  omissions  coverage,  and  commercial  general liability coverage.

     v.   Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls  sufficient,  in the judgment of the Company's  board of directors,  to provide  reasonable assurance  that (i)  transactions  are  executed  in  accordance  with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity  with  generally  accepted  accounting  principles  and  to maintain  asset  accountability,  (iii)  access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded  accountability  for assets is compared with the existing  assets at  reasonable  intervals and  appropriate  action is taken with respect to any differences.

     w.   Foreign  Corrupt  Practices.  Neither  the  Company,  nor  any  of its
          Subsidiaries,  nor any  director,  officer,  agent,  employee or other person acting on behalf of the Company or any  Subsidiary  has, in the course of his  actions  for,  or on behalf of, the  Company,  used any corporate funds for any unlawful contribution,  gift, entertainment or other  unlawful  expenses  relating to  political  activity;  made any direct  or  indirect  unlawful  payment  to any  foreign  or  domestic government  official or employee from corporate funds;  violated or is in violation of any provision of the U.S.  Foreign  Corrupt  Practices
          Act of 1977, as amended, or made any bribe, rebate, payoff,  influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

     x.   Solvency.  Except as set forth in Schedule  3(x),  the Company  (after giving effect to the  transactions  contemplated by this Agreement) is solvent  (i.e.,  its assets have a fair market  value in excess of the amount required to pay its probable  liabilities on its existing debts as they become  absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this
          Agreement,  have the ability to, nor does it intend to take any action that  would  impair  its  ability  to, pay its debts from time to time incurred in connection  therewith as such debts mature.  Except as set forth in  Schedule  3(x),  the  Company  did not  receive a  qualified opinion from its auditors  with respect to its most recent fiscal year end and, after giving effect to the transactions  contemplated by this
          Agreement,  does not  anticipate  or know of any basis  upon which its auditors  might  issue a  qualified  opinion in respect of its current fiscal year.

     y.   No Investment  Company.  The Company is not, and upon the issuance and sale of the Securities as  contemplated  by this Agreement will not be an "investment company" required to be registered under the Investment
          Company  Act of 1940 (an  "Investment  Company").  The  Company is not
          controlled by an Investment Company.

     z.   Breach  of  Representations  and  Warranties  by the  Company.  If the
          Company breaches any of the representations or warranties set forth in this Section 3, and in addition to any other remedies available to the
          Buyers pursuant to this Agreement,  the Company shall pay to the Buyer the Standard  Liquidated Damages Amount in cash or in shares of Common
          Stock at the option of the Buyer,  until such breach is cured.  If the
          Buyers elect to be paid the  Standard  Liquidated  Damages  Amounts in shares of Common Stock,  such shares shall be issued at the Conversion
          Price at the time of payment.

4.   COVENANTS.

     a.   Best  Efforts.  The  parties  shall use their best  efforts to satisfy timely  each of the  conditions  described  in Section 6 and 7 of this
          Agreement.

     b.   Form D;  Blue  Sky  Laws.  The  Company  agrees  to file a Form D with respect  to the  Securities  as  required  under  Regulation  D and to provide a copy thereof to each Buyer promptly  after such filing.  The
          Company shall,  on or before the Closing Date, take such action as the
          Company  shall  reasonably  determine  is  necessary  to  qualify  the
          Securities for sale to the Buyers at the applicable  closing  pursuant to this Agreement  under  applicable  securities or "blue sky" laws of the states of the United  States (or to obtain an exemption  from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date.

     c.   Reporting  Status;  Eligibility to Use Form S-3, SB-2 or Form S-1. The
          Company's  Common Stock is registered  under Section 12(g) of the 1934
          Act.  The  Company   represents   and  warrants   that  it  meets  the
          requirements  for  the  use of  Form  S-3  (or if the  Company  is not
          eligible  for the use of Form S-3 as of the Filing Date (as defined in the Registration  Rights  Agreement),  the Company may use the form of registration  for which it is eligible at that time) for  registration of the sale by the Buyer of the Registrable  Securities (as defined in the Registration Rights Agreement).  So long as the Buyer beneficially owns any of the Securities,  the Company shall timely file all reports required to be filed with the SEC  pursuant  to the 1934 Act,  and the
          Company shall not  terminate its status as an issuer  required to file reports  under  the 1934 Act  even if the  1934 Act or the  rules  and regulations  thereunder  would  permit such  termination.  The Company further agrees to file all reports required to be filed by the Company with  the  SEC  in a  timely  manner  so as to  become  eligible,  and thereafter to maintain its  eligibility,  for the use of Form S-3. The
          Company shall issue a press release  describing the materials terms of the transaction  contemplated hereby as soon as practicable  following the Closing  Date but in no event more than two (2)  business  days of the Closing Date, which press release shall be subject to prior review by the Buyers.  The Company  agrees that such press  release shall not disclose  the name of the  Buyers  unless  expressly  consented  to in writing  by  the  Buyers  or  unless  required  by  applicable  law or regulation, and then only to the extent of such requirement.

     d.   Use of Proceeds.  The Company  shall use the proceeds from the sale of the  Debentures  and the  Warrants in the manner set forth in Schedule
          4(d) attached hereto and made a part hereof and shall not, directly or indirectly,  use such  proceeds for any loan to or  investment  in any other corporation,  partnership, enterprise or other person (except in
          connection   with  its   currently   existing   direct   or   indirect
          Subsidiaries)

     e.   Future  Offerings.  Subject to the  exceptions  described  below,  the
          Company   will  not,   without   the  prior   written   consent  of  a
          majority-in-interest  of the Buyers, not to be unreasonably  withheld, negotiate  or  contract  with any  party to obtain  additional  equity financing  (including  debt financing with an equity  component)  that involves  (A) the issuance of Common Stock at a discount to the market price of the Common Stock on the date of issuance (taking into account the value of any warrants or options to acquire Common Stock issued in connection  therewith) or (B) the issuance of  convertible  securities that are convertible into an indeterminate  number of shares of Common
          Stock or (C) the issuance of warrants  during the period (the "Lock-up
          Period")  beginning on the Closing Date and ending on the later of (i)
          two  hundred  seventy  (270) days from the  Closing  Date and (ii) one hundred eighty (180) days from the date the Registration Statement (as defined in the Registration  Rights  Agreement) is declared  effective
          (plus any days in which sales cannot be made thereunder). In addition, subject  to the  exceptions  described  below,  the  Company  will not conduct any equity financing (including debt with an equity component)
          ("Future  Offerings")  during the period beginning on the Closing Date and ending two (2) years after the end of the Lock-up Period unless it shall  have  first  delivered  to each  Buyer,  at least  twenty  (20)
          business  days prior to the closing of such Future  Offering,  written notice  describing the proposed Future  Offering,  including the terms and conditions  thereof and proposed  definitive  documentation  to be entered into in  connection  therewith,  and  providing  each Buyer an option during the fifteen (15) day period  following  delivery of such notice to  purchase  its pro rata  share  (based on the ratio that the aggregate  principal  amount of  Debentures  purchased by it hereunder bears  to the  aggregate  principal  amount  of  Debentures  purchased hereunder) of the securities  being offered in the Future  Offering on
          the  same  terms  as   contemplated   by  such  Future  Offering  (the
          limitations  referred to in this sentence and the  preceding  sentence are collectively referred to as the "Capital Raising Limitations"). In the event the terms and conditions of a proposed  Future  Offering are amended  in any  respect  after  delivery  of the notice to the Buyers concerning the proposed Future  Offering,  the Company shall deliver a new notice to each Buyer  describing  the amended terms and conditions of the proposed Future Offering and each Buyer  thereafter  shall have an option  during the fifteen  (15) day period  following  delivery of such new notice to purchase its pro rata share of the securities being offered  on the same terms as  contemplated  by such  proposed  Future
          Offering, as amended. The foregoing sentence shall apply to successive amendments  to  the  terms  and  conditions  of  any  proposed  Future
          Offering.  The  Capital  Raising  Limitations  shall  not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act) or (ii)  issuances  of  securities  as consideration for a merger, consolidation or purchase of assets, or in connection  with  any  strategic  partnership  or joint  venture  (the primary  purpose  of  which  is not to raise  equity  capital),  or in connection with the disposition or acquisition of a business,  product or license by the Company.  The Capital Raising Limitations also shall not apply to the issuance of securities upon exercise or conversion of the  Company's  options,  warrants  or  other  convertible  securities outstanding  as of the  date  hereof  or to the  grant  of  additional options or warrants, or the issuance of additional  securities,  under any Company  stock  option or  restricted  stock plan  approved by the shareholders of the Company.

     f.   Expenses.  At the  Closing,  the Company  shall  reimburse  Buyers for
          expenses   incurred  by  them  in  connection  with  the  negotiation, preparation, execution, delivery and performance of this Agreement and
          the  other   agreements   to  be  executed  in   connection   herewith
          ("Documents"),   including,   without   limitation,   attorneys'   and
          consultants'  fees and expenses,  transfer agent fees,  fees for stock quotation  services,  fees relating to any amendments or modifications of the  Documents  or any  consents  or waivers of  provisions  in the
          Documents,  fees for the  preparation  of opinions of counsel,  escrow fees, and costs of restructuring the transactions  contemplated by the
          Documents.  When  possible,  the Company must pay these fees directly, otherwise the Company must make immediate payment for reimbursement to the Buyers for all fees and expenses  immediately  upon written notice by the  Buyer or the  submission  of an  invoice  by the  Buyer If the
          Company fails to reimburse the Buyer in full within three (3) business days of the written notice or submission of invoice by the Buyer,  the
          Company  shall  pay  interest  on  the  total  amount  of  fees  to be reimbursed at a rate of 15% per annum.

     g.   Financial  Information.  The  Company  agrees  to send  the  following reports to each Buyer until such Buyer  transfers,  assigns,  or sells all of the Securities:  (i) within ten (10) days after the filing with the SEC, a copy of its Annual  Report on Form  10-KSB,  its  Quarterly
          Reports on Form  10-QSB  and any  Current  Reports  on Form 8-K;  (ii)
          within one (1) day after release,  copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with  the  making  available  or  giving  to the  shareholders  of the
          Company,  copies of any notices or other information the Company makes available or gives to such shareholders.

     h.   Authorization  and  Reservation  of Shares.  The Company  shall at all times have  authorized,  and reserved  for the purpose of issuance,  a sufficient  number of shares of Common  Stock to provide  for the full conversion or exercise of the outstanding  Debentures and Warrants and issuance of the  Conversion  Shares and Warrant  Shares in  connection therewith (based on the Conversion Price of the Debentures or Exercise
          Price of the  Warrants in effect  from time to time) and as  otherwise required by the Debentures. The Company shall not reduce the number of shares of Common  Stock  reserved  for  issuance  upon  conversion  of
          Debentures  and exercise of the  Warrants  without the consent of each
          Buyer. The Company shall at all times maintain the number of shares of
          Common Stock so reserved for issuance at an amount ("Reserved Amount")
          equal to no less than two (2) times the number  that is then  actually issuable  upon  full  conversion  of  the  Debentures  and  Additional
          Debentures  and  upon  exercise  of the  Warrants  and the  Additional
          Warrants  (based  on the  Conversion  Price of the  Debentures  or the
          Exercise Price of the Warrants in effect from time to time). If at any time the number of shares of Common Stock  authorized and reserved for issuance  ("Authorized  and  Reserved  Shares") is below the  Reserved
          Amount,  the Company will promptly take all corporate action necessary to  authorize  and reserve a sufficient  number of shares,  including, without  limitation,  calling a special  meeting  of  shareholders  to authorize  additional  shares to meet the Company's  obligations under this Section 4(h), in the case of an insufficient number of authorized shares,  obtain shareholder approval of an increase in such authorized number of shares,  and voting the management  shares of the Company in favor of an increase in the authorized shares of the Company to ensure that  the  number  of  authorized  shares  is  sufficient  to meet the
          Reserved  Amount.  If the  Company  fails to obtain  such  shareholder approval  within  thirty  (30)  days  following  the date on which the number of Authorized and Reserved Shares exceeds the Reserved  Amount, the Company shall pay to the Borrower the Standard  Liquidated Damages
          Amount,  in cash or in  shares of  Common  Stock at the  option of the
          Buyer. If the Buyer elects to be paid the Standard  Liquidated Damages
          Amount in shares of Common  Stock,  such shares shall be issued at the
          Conversion  Price at the time of payment.  In order to ensure that the
          Company  has  authorized  a  sufficient  amount  of shares to meet the
          Reserved Amount at all times, the Company must deliver to the Buyer at the end of every  month a list  detailing  (1) the  current  amount of shares  authorized by the Company and reserved for the Buyer;  and (2)
          amount of shares  issuable upon  conversion of the Debentures and upon exercise of the  Warrants  and as payment of  interest  accrued on the
          Debentures  for one year.  If the Company  fails to provide  such list within five (5)  business  days of the end of each month,  the Company shall pay the Standard Liquidated Damages Amount, in cash or in shares of  Common  Stock  at the  option  of the  Buyer,  until  the  list is delivered.  If the  Buyer  elects to be paid the  Standard  Liquidated
          Damages Amount in shares of Common Stock,  such shares shall be issued at the Conversion Price at the time of payment.

     i.   Listing.  The  Company  shall  promptly  secure  the  listing  of  the
          Conversion  Shares and Warrant  Shares upon each  national  securities exchange or automated  quotation  system, if any, upon which shares of
          Common Stock are then listed  (subject to official notice of issuance)
          and, so long as any Buyer owns any of the Securities,  shall maintain, so long as any other shares of Common  Stock shall be so listed,  such listing of all Conversion  Shares and Warrant Shares from time to time issuable  upon  conversion  of  the  Debentures  or  exercise  of  the
          Warrants.  The Company  will obtain and, so long as any Buyer owns any of the  Securities,  maintain  the  listing  and trading of its Common
          Stock on the OTCBB or any equivalent  replacement exchange, the Nasdaq
          National  Market  ("Nasdaq"),  the  Nasdaq  SmallCap  Market  ("Nasdaq
          SmallCap"),  the New York Stock  Exchange  ("NYSE"),  or the  American
          Stock  Exchange  ("AMEX")  and will  comply in all  respects  with the
          Company's reporting,  filing and other obligations under the bylaws or rules of the National  Association of Securities  Dealers ("NASD") and
          such exchanges,  as applicable.  The Company shall promptly provide to each Buyer  copies of any notices it  receives  from the OTCBB and any other exchanges or quotation systems on which the Common Stock is then listed  regarding  the continued  eligibility  of the Common Stock for listing on such exchanges and quotation systems.

     j.   Corporate  Existence.  So  long  as  a  Buyer  beneficially  owns  any
          Debentures  or Warrants,  the Company  shall  maintain  its  corporate existence and shall not sell all or substantially all of the Company's assets,  except in the event of a merger or  consolidation  or sale of all or substantially all of the Company's assets,  where the surviving or  successor  entity in such  transaction  (i) assumes the  Company's obligations hereunder and under the agreements and instruments entered into in connection  herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, Nasdaq,  Nasdaq
          SmallCap, NYSE or AMEX.

     k.   No Integration.  The Company shall not make any offers or sales of any security (other than the Securities)  under  circumstances  that would require registration of the Securities being offered or sold hereunder under  the 1933 Act or cause  the  offering  of the  Securities  to be integrated  with any other  offering of  securities by the Company for the purpose of any stockholder  approval  provision  applicable to the
          Company or its securities.

     l.   Subsequent  Investment.  The Company and the Buyers  agree that,  upon filing  by the  Company  of the  Registration  Statement  to be  filed pursuant to the Registration Rights Agreement (the "Filing Date"), the
          Buyers shall purchase additional  debentures ("Filing  Debentures") in the aggregate  principal  amount of Two Hundred Fifty Thousand Dollars
          ($250,000) and additional warrants (the "Filing Warrants") to purchase an  aggregate  of 750,000  shares of Common  Stock,  for an  aggregate purchase price of Two Hundred Fifty Thousand Dollars ($250,000),  with the closing of such purchase to occur within five (5) business days of the Filing Date; provided,  however, that the obligation of each Buyer to purchase the Filing  Debentures and the Filing  Warrants is subject to the  satisfaction,  at or before the closing of such  purchase  and sale,  of the  conditions  set forth in Section 7. The Company and the
          Buyers further agree that,  upon the declaration of  effectiveness  of the  Registration  Statement to be filed pursuant to the  Registration
          Rights  Agreement (the  "Effective  Date"),  the Buyers shall purchase
          additional    debentures   (the   "Effectiveness    Debentures"   and,
          collectively with the Filing Debentures,  the "Additional Debentures")
          in the  aggregate  principal  amount  of Two  Hundred  Fifty  Thousand
          Dollars  ($250,000)  and  additional   warrants  (the   "Effectiveness
          Warrants" and, collectively with the Filing Warrants,  the "Additional
          Warrants") to purchase an aggregate of 750,000 shares of Common Stock, for an aggregate  purchase price of Two Hundred Fifty Thousand Dollars
          ($250,000), with the closing of such purchase to occur within five (5)
          business  days of the  Effective  Date;  provided,  however,  that the obligation of each Buyer to purchase the Effectiveness  Debentures and the  Effectiveness  Warrants  is  subject to the  satisfaction,  at or before the closing of such  purchase and sale, of the  conditions  set forth in Section 7; and, provided,  further, that there shall not have been a Material Adverse Effect as of such effective date. The terms of the  Additional  Debentures  and  the  Additional  Warrants  shall  be identical to the terms of the Debentures and Warrants, as the case may be, to be issued on the Closing Date. The Common Stock  underlying the
          Additional Debentures and the Additional Warrants shall be Registrable
          Securities (as defined in the Registration Rights Agreement) and shall be included in the Registration  Statement to be filed pursuant to the
          Registration Rights Agreement.

     m.   Breach of Covenants.  If the Company breaches any of the covenants set forth  in this  Section  4,  and in  addition  to any  other  remedies available to the Buyers pursuant to this Agreement,  the Company shall pay to the Buyers the Standard  Liquidated  Damages Amount, in cash or in shares of Common  Stock at the  option  of the  Buyer,  until  such breach  is  cured.  If  the  Buyers  elect  to be  paid  the  Standard
          Liquidated  Damages  Amount in shares,  such shares shall be issued at the Conversion Price at the time of payment.

5.   TRANSFER   AGENT   INSTRUCTIONS.   The  Company  shall  issue   irrevocable
     instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its nominee,  for the  Conversion  Shares and Warrant
     Shares in such amounts as specified  from time to time by each Buyer to the
     Company upon  conversion  of the  Debentures or exercise of the Warrants in
     accordance  with  the  terms  thereof  (the  "Irrevocable   Transfer  Agent
     Instructions").  Prior to registration of the Conversion Shares and Warrant
     Shares  under the 1933 Act or the date on which the  Conversion  Shares and
     Warrant Shares may be sold pursuant to Rule 144 without any  restriction as to the  number  of  Securities  as of a  particular  date  that can then be immediately sold, all such certificates  shall bear the restrictive  legend specified in Section 2(g) of this Agreement.  The Company  warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this  Section 5, and stop  transfer  instructions  to give  effect to
     Section  2(f)  hereof (in the case of the  Conversion  Shares  and  Warrant
     Shares,  prior to registration of the Conversion  Shares and Warrant Shares under the 1933 Act or the date on which the  Conversion  Shares and Warrant
     Shares may be sold pursuant to Rule 144 without any  restriction  as to the number of Securities as of a particular  date that can then be  immediately sold),  will be given by the  Company  to its  transfer  agent and that the
     Securities shall otherwise be freely  transferable on the books and records of the  Company as and to the extent  provided  in this  Agreement  and the
     Registration Rights Agreement.  Nothing in this Section shall affect in any way the Buyer's  obligations and agreement set forth in Section 2(g) hereof to comply with all applicable  prospectus  delivery  requirements,  if any, upon re-sale of the Securities. If a Buyer provides the Company with (i) an opinion of counsel in form,  substance and scope  customary for opinions in comparable  transactions,  to the effect  that a public sale or transfer of such  Securities  may be made without  registration  under the 1933 Act and such sale or transfer is  effected  or (ii) the Buyer  provides  reasonable assurances  that the  Securities  can be sold  pursuant  to Rule  144,  the
     Company  shall  permit the  transfer,  and,  in the case of the  Conversion
     Shares and Warrant  Shares,  promptly  instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such  denominations  as specified by such Buyer.  The Company  acknowledges that a breach by it of its  obligations  hereunder  will cause  irreparable harm to the Buyers, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly,  the Company acknowledges that the remedy at law  for a  breach  of  its  obligations  under  this  Section  5 may be inadequate and agrees, in the event of a breach or threatened breach by the
     Company  of the  provisions  of this  Section,  that  the  Buyers  shall be entitled,  in addition to all other  available  remedies,  to an injunction restraining  any breach  and  requiring  immediate  transfer,  without  the necessity of showing  economic loss and without any bond or other  security being required.

6.   CONDITIONS  TO THE  COMPANY'S  OBLIGATION  TO SELL.  The  obligation of the
     Company  hereunder to issue and sell the Debentures and Warrants to a Buyer at the  Closing is subject to the  satisfaction,  at or before the  Closing
     Date of each of the  following  conditions  thereto,  provided  that  these conditions  are for the  Company's  sole  benefit  and may be waived by the
     Company at any time in its sole discretion:

     a.   The  applicable  Buyer  shall have  executed  this  Agreement  and the
          Registration Rights Agreement, and delivered the same to the Company.

     b.   The  applicable  Buyer  shall have  delivered  the  Purchase  Price in accordance with Section 1(b) above.

     c.   The  representations  and warranties of the applicable  Buyer shall be true and correct in all material respects as of the date when made and as of the  Closing  Date  as  though  made at that  time  (except  for representations  and warranties that speak as of a specific date), and the applicable  Buyer shall have performed,  satisfied and complied in all material  respects with the  covenants,  agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.

     d.   No litigation,  statute,  rule,  regulation,  executive order, decree, ruling or injunction shall have been enacted, entered,  promulgated or endorsed by or in any court or  governmental  authority  of  competent jurisdiction or any self-regulatory organization having authority over the matters  contemplated  hereby which prohibits the  consummation of any of the transactions contemplated by this Agreement.

7.   CONDITIONS TO EACH BUYER'S  OBLIGATION TO PURCHASE.  The obligation of each
     Buyer  hereunder to purchase the  Debentures and Warrants at the Closing is subject to the  satisfaction,  at or before the Closing Date of each of the following  conditions,  provided that these conditions are for such Buyer's sole  benefit  and may be  waived  by such  Buyer  at any  time in its sole discretion:

     a.   The Company shall have executed  this  Agreement and the  Registration
          Rights Agreement, and delivered the same to the Buyer.

     b.   The  Company  shall  have   delivered  to  such  Buyer  duly  executed
          Debentures  (in such  denominations  as the Buyer shall  request)  and
          Warrants in accordance with Section 1(b) above.

     c.   The  Irrevocable  Transfer Agent  Instructions,  in form and substance satisfactory to a majority-in-interest  of the Buyers, shall have been delivered to and  acknowledged  in writing by the  Company's  Transfer
          Agent.

     d.   The  representations  and  warranties of the Company shall be true and correct in all  material  respects  as of the date when made and as of
          the   Closing   Date  as  though   made  at  such  time   (except  for
          representations  and warranties  that speak as of a specific date) and the  Company  shall have  performed,  satisfied  and  complied  in all material  respects  with  the  covenants,  agreements  and  conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing  Date.  The Buyer shall have
          received  a  certificate  or  certificates,   executed  by  the  chief
          executive officer of the Company, dated as of the Closing Date, to the foregoing  effect  and as to such other  matters as may be  reasonably requested  by such Buyer  including,  but not limited to  certificates with respect to the Company's  Articles of Incorporation,  By-laws and
          Board  of  Directors'   resolutions   relating  to  the   transactions
          contemplated hereby.

     e.   No litigation,  statute,  rule,  regulation,  executive order, decree, ruling or injunction shall have been enacted, entered,  promulgated or endorsed by or in any court or  governmental  authority  of  competent jurisdiction or any self-regulatory organization having authority over the matters  contemplated  hereby which prohibits the  consummation of any of the transactions contemplated by this Agreement.

     f.   No event shall have  occurred  which could  reasonably  be expected to have a Material Adverse Effect on the Company.

     g.   The Conversion  Shares and Warrant  Shares shall have been  authorized for  quotation  on the OTCBB and  trading in the  Common  Stock on the
          OTCBB shall not have been suspended by the SEC or the OTCBB.

     h.   The Buyer  shall have  received an opinion of the  Company's  counsel, dated as of the Closing Date, in form, scope and substance  reasonably satisfactory  to the  Buyer  and in  substantially  the  same  form as
          Exhibit "D" attached hereto.

     i.   The Buyer shall have  received an officer's  certificate  described in
          Section 3(c) above, dated as of the Closing Date.

8.   GOVERNING LAW; MISCELLANEOUS.

     a.   Governing  Law.  THIS  AGREEMENT  SHALL BE  ENFORCED,  GOVERNED BY AND
          CONSTRUED  IN  ACCORDANCE  WITH  THE  LAWS OF THE  STATE  OF NEW  YORK
          APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH
          STATE,  WITHOUT  REGARD TO THE  PRINCIPLES  OF CONFLICT  OF LAWS.  THE
          PARTIES  HERETO  HEREBY SUBMIT TO THE  EXCLUSIVE  JURISDICTION  OF THE
          UNITED  STATES  FEDERAL  COURTS  LOCATED  IN NEW  YORK,  NEW YORK WITH
          RESPECT TO ANY DISPUTE  ARISING UNDER THIS  AGREEMENT,  THE AGREEMENTS
          ENTERED INTO IN CONNECTION  HEREWITH OR THE TRANSACTIONS  CONTEMPLATED
          HEREBY OR THEREBY.  BOTH PARTIES  IRREVOCABLY  WAIVE THE DEFENSE OF AN
          INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH
          PARTIES  FURTHER  AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY
          FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF
          PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING.  NOTHING HEREIN
          SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER
          PERMITTED  BY LAW.  BOTH  PARTIES  AGREE  THAT A FINAL  NON-APPEALABLE
          JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE
          ENFORCED  IN OTHER  JURISDICTIONS  BY SUIT ON SUCH  JUDGMENT OR IN ANY
          OTHER LAWFUL  MANNER.  THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE
          ARISING UNDER THIS  AGREEMENT  SHALL BE  RESPONSIBLE  FOR ALL FEES AND
          EXPENSES,  INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY
          IN CONNECTION WITH SUCH DISPUTE.

     b.   Counterparts;  Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when  counterparts have been signed by each party and delivered  to the other  party.  This  Agreement,  once  executed by a party,  may be  delivered  to the  other  party  hereto  by  facsimile transmission of a copy of this Agreement  bearing the signature of the party so delivering this Agreement.

     c.   Headings.  The  headings  of this  Agreement  are for  convenience  of
          reference   only  and  shall   not  form   part  of,  or  affect   the
          interpretation of, this Agreement.

     d.   Severability.  In the event that any  provision  of this  Agreement is invalid or unenforceable  under any applicable statute or rule of law, then such provision shall be deemed  inoperative to the extent that it may conflict  therewith  and shall be deemed  modified to conform with such  statute or rule of law.  Any  provision  hereof  which may prove invalid or  unenforceable  under any law shall not affect the validity or enforceability of any other provision hereof.

     e.   Entire  Agreement;  Amendments.  This  Agreement  and the  instruments referenced herein contain the entire understanding of the parties with respect to the  matters  covered  herein and  therein  and,  except as specifically set forth herein or therein,  neither the Company nor the
          Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing  signed by the party to be charged with enforcement.

     f.   Notices. Any notices required or permitted to be given under the terms of this  Agreement  shall  be sent by  certified  or  registered  mail
          (return  receipt  requested)  or  delivered  personally  or by courier
          (including a recognized  overnight  delivery  service) or by facsimile and shall be effective  five days after being  placed in the mail,  if mailed by regular  United States mail,  or upon receipt,  if delivered personally or by courier  (including a recognized  overnight  delivery service)  or by  facsimile,  in each case  addressed  to a party.  The addresses for such communications shall be:

                  If to the Company:

                        iDial Networks, Inc.
                        10800 East Bethany Drive
                        Suite 380
                        Denver, Colorado 80014
                        Attention:  Mark T. Wood
                        Telephone: 215-465-3100
                        Facsimile:  281-292-8083

                  With a copy to:

                        Sichenzia Ross Friedman Ference LLP
                        1065 Avenue of the Americas, 21st Floor
                        New York, New York 10018
                        Attention:  Gregory Sichenzia, Esq.
                        Telephone:  212-930-9700
                        Facsimile:   212-930-9725
                        Email: GSichenzia@srfllp.net

     If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.

                  With copy to:

                        Ballard Spahr Andrews & Ingersoll, LLP
                        1735 Market Street
                        51st Floor
                        Philadelphia, Pennsylvania  19103
                        Attention:  Gerald J. Guarcini, Esq.
                        Telephone:  215-864-8625
                        Facsimile:  215-864-8999
                        Email:  guarcini@ballardspahr.com

     Each  party  shall  provide  notice  to the  other  party of any  change in address.

          g.   Successors and Assigns.  This Agreement shall be binding upon and inure to the  benefit of the  parties  and their  successors  and assigns.  Neither the  Company  nor any Buyer  shall  assign this
               Agreement  or any rights or  obligations  hereunder  without  the
               prior  written   consent  of  the  other.   Notwithstanding   the
               foregoing,  subject  to  Section  2(f),  any Buyer may assign its rights  hereunder to any person that  purchases  Securities  in a private  transaction from a Buyer or to any of its  "affiliates,"
               as that term is defined  under the 1934 Act,  without the consent of the Company.

          h.   Third Party  Beneficiaries.  This  Agreement  is intended for the benefit  of the  parties  hereto and their  respective  permitted successors  and  assigns,  and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          i.   Survival.  The  representations and warranties of the Company and the  agreements and covenants set forth in Sections 3, 4, 5 and 8 shall  survive  the  closing  hereunder  notwithstanding  any due diligence  investigation conducted by or on behalf of the Buyers.
               The Company  agrees to indemnify  and hold  harmless  each of the
               Buyers and all their  officers,  directors,  employees and agents for loss or  damage  arising  as a result  of or  related  to any
               breach  or  alleged   breach  by  the   Company  of  any  of  its
               representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and  obligations  under this
               Agreement  or  the  Registration   Rights  Agreement,   including
               advancement of expenses as they are incurred.

          j.   Publicity.  The  Company  and each of the  Buyers  shall have the right to review a  reasonable  period of time before  issuance of any press  releases,  SEC,  OTCBB or NASD  filings,  or any other public  statements with respect to the transactions  contemplated hereby;  provided,  however,  that the Company shall be entitled, without the prior  approval  of each of the  Buyers,  to make any press release or SEC, OTCBB (or other applicable  trading market)
               or NASD filings with respect to such  transactions as is required by applicable  law and  regulations  (although each of the Buyers shall be  consulted  by the Company in  connection  with any such press  release  prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

          k.   Further Assurances.  Each party shall do and perform, or cause to be done and  performed,  all such  further  acts and things,  and
               shall   execute   and   deliver   all  such   other   agreements,
               certificates,  instruments and documents,  as the other party may
               reasonably   request  in  order  to  carry  out  the  intent  and
               accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          l.   No Strict Construction.  The language used in this Agreement will be deemed to be the  language  chosen by the  parties  to express their mutual intent, and no rules of strict  construction will be applied against any party.

          m.   Remedies.  The  Company  acknowledges  that a breach by it of its obligations  hereunder will cause  irreparable harm to the Buyers
               by   vitiating   the  intent  and  purpose  of  the   transaction
               contemplated hereby.  Accordingly,  the Company acknowledges that the  remedy at law for a breach  of its  obligations  under  this
               Agreement will be inadequate and agrees, in the event of a breach or  threatened  breach by the Company of the  provisions  of this
               Agreement,  that the Buyers shall be entitled, in addition to all other available  remedies at law or in equity, and in addition to the penalties  assessable herein, to an injunction or injunctions restraining,  preventing  or curing any breach of this  Agreement and to  enforce  specifically  the terms and  provisions  hereof, without the  necessity of showing  economic  loss and without any bond or other security being required.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this
Agreement to be duly executed as of the date first above written.

IDIAL NETWORKS, INC.

--------------------------------
Mark T. Wood
Chief Executive Officer

AJW PARTNERS, LLC
By:  SMS Group, LLC

--------------------------------------
Corey S. Ribotsky
Manager

RESIDENCE:  Delaware

ADDRESS:    1044 Northern Boulevard
            Suite 302
            Roslyn, New York  11576
            Facsimile:  (516) 739-7115
            Telephone:  (516) 739-7110

AGGREGATE SUBSCRIPTION AMOUNT:

      Aggregate Principal Amount of Debentures:                   $100,000
      Number of Warrants:                                          300,000
      Aggregate Purchase Price:                                   $100,000

AJW OFFSHORE, LTD.
By:  First Street Manager II, LLC

--------------------------------------
Corey S. Ribotsky
Manager

RESIDENCE:      Cayman Islands

ADDRESS:    AJW Offshore, Ltd.
            P.O. Box 32021 SMB
            Grand Cayman, Cayman Island, B.W.I.

AGGREGATE SUBSCRIPTION AMOUNT:

      Aggregate Principal Amount of Debentures:                       $100,000
      Number of Warrants:                                              300,000
      Aggregate Purchase Price:                                       $100,000

AJW QUALIFIED PARTNERS, LLC
By:  AJW Manager, LLC

------------------------------------
Corey S. Ribotsky
Manager

RESIDENCE:      New York

ADDRESS:    1044 Northern Boulevard
            Suite 302
            Roslyn, New York  11576
            Facsimile:  (516) 739-7115
            Telephone:  (516) 739-7110

AGGREGATE SUBSCRIPTION AMOUNT:

      Aggregate Principal Amount of Debentures:                        $50,000
      Number of Warrants:                                              150,000
      Aggregate Purchase Price:                                        $50,000